Exhibit 5.1

June 6, 2007

The TriZetto Group, Inc.

567 San Nicholas Drive, Suite 360

Newport Beach, California 92660

Re:         The TriZetto Group, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 to be filed by The TriZetto Group, Inc., a Delaware corporation (the “Company”), with the Commission (as may be amended or supplemented, the “Registration Statement”), in connection with the registration under the Securities Act of 1933 for resale of 491,488 outstanding shares of Common Stock of the Company, $.001 par value (the “Outstanding Shares”), and up to 1,086,957 shares of Common Stock of the Company (the “Performance Shares”) issuable by the Company upon the achievement of certain milestones set forth in the Agreement and Plan of Merger dated October 26, 2006, by and among the Company, Plan Data Management, Inc. and other parties named therein (the “Merger Agreement”).

We have examined all instruments, documents and records, and have considered such questions of law, as we have deemed necessary or appropriate in connection with the authorization, issuance and sale of the Outstanding Shares and the Performance Shares and the preparation of this opinion. In such examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies, and the genuineness of all signatures.

Based on the foregoing, it is our opinion that the Outstanding Shares have been legally issued, fully paid and nonassessable, and that the Performance Shares, when issued in the manner described in the Merger Agreement, will be legally issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus which is a part of the Registration Statement.

Very truly yours,

STRADLING YOCCA CARLSON & RAUTH

/s/ STRADLING YOCCA CARLSON & RAUTH